EXHIBIT 4.01


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                       ADELPHIA COMMUNICATIONS CORPORATION

                                       AND

                              THE BANK OF NEW YORK,
                                     Trustee


                  3.25% Convertible Subordinated Notes due 2021


                          SECOND SUPPLEMENTAL INDENTURE


                          o Dated as of April 25, 2001


                                       TO


                           SUBORDINATED DEBT INDENTURE


                          Dated as of January 23, 2001



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











                                TABLE OF CONTENTS

                                                                                                               Page


                              ARTICLE 1 DEFINITIONS
   S 1.1.  Definitions............................................................................................1


                      ARTICLE 2 FORM AND TERMS OF THE NOTES
   S 2.1.  Form and Dating........................................................................................7
   S 2.2.  Execution and Authentication...........................................................................8
   S 2.3.  Conversion.............................................................................................8
   S 2.4.  Redemption............................................................................................17
   S 2.5.  U.S. Depository and Paying Agent for Notes............................................................17
   S 2.6.  Transfer and Exchange of Notes........................................................................17
   S 2.7.  Repurchase at the Option of Holders...................................................................19
   S 2.8.  Events of Default.....................................................................................26
   S 2.9.  Acceleration..........................................................................................27
   S 2.10. Mergers and Consolidations............................................................................28
   S 2.11. Supplemental Indentures...............................................................................28
   S 2.12. Covenants.............................................................................................29
   S 2.13. Defeasance and Covenant Defeasance....................................................................32
   S 2.14. Subordination.........................................................................................32


                             ARTICLE 3 MISCELLANEOUS
   S 3.1.  Effect of Headings....................................................................................37
   S 3.2.  Successors and Assigns................................................................................37
   S 3.3.  Separability Clause...................................................................................37
   S 3.4.  Governing Law.........................................................................................38




                                    EXHIBITS

Exhibit A         FORM OF NOTES

                  THIS SECOND SUPPLEMENTAL INDENTURE, dated as of April 25, 2001 (this "Supplemental Indenture"), is by and between ADELPHIA COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), having its principal office at One North Main Street, Coudersport, PA 16915, and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee"), having its principal corporate trust office at 101 Barclay Street, 21st Floor, New York, NY 10286.

                                   WITNESSETH:

                  WHEREAS, the Company and The Bank of New York, acting as trustee, executed and delivered a Subordinated Debt Indenture, dated as of January 23, 2001 (the "Indenture"), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Indenture;

                  WHEREAS, the issuance and sale of up to $575,000,000 aggregate principal amount of a series of the Company's Securities (the "Notes") have been authorized by resolutions adopted by the Board of Directors of the Company on April 18, 2001, and the 2001 Public Offering Committee of the Board of Directors by unanimous written consent dated April 19, 2001 adopted resolutions;

                  WHEREAS, the Company desires to issue and sell $500,000,000 aggregate principal amount of the Notes on the date hereof;

                  WHEREAS, the Company desires to enter into a supplemental indenture pursuant to Section 9.1 of the Indenture to supplement the Indenture to establish the form and terms of the Notes; and

                  NOW, THEREFORE, for and in consideration of the premises stated herein and the purchase of the Notes by the Holders thereof, the parties hereto hereby enter into this Supplemental Indenture, for the equal and proportionate benefit of all Holders of Notes, as follows:


                                    ARTICLE 1

                                   DEFINITIONS

S 1.1.   Definitions.

                  (a) All of the terms used in this Supplemental Indenture which are defined in the Indenture shall have the meanings specified in the Indenture, unless otherwise provided herein or unless the context otherwise requires, and for the purposes of this Supplemental Indenture, the following terms have the meanings set forth in this Section:

                  "Additional Notes" means up to $75,000,000 aggregate principal amount of 3.25% Convertible Subordinated Notes due 2021 (other than the Initial Notes) issued under this Supplemental Indenture in accordance with Section 2.2 hereof and Section 3.3 of the Indenture, as part of the same series as the Initial Notes.

                  "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting Capital Stock of such Person, or (iii) of which 10% or more of the voting Capital Stock is beneficially owned or held by such Person or a Subsidiary of such Person. Without limitation, an Affiliate also includes any director or executive officer of the Company. As used herein, "Affiliate" shall not include a Restricted Subsidiary.

                  "Agent" means any Security Registrar, Paying Agent, co-registrar or agent for service of notices and demands. See Section 2.5 hereof.

                  "Agent Members" means members of, or participants in, the U.S. Depository.

                  "Change of Control" means the occurrence of any of the following:

                  (1) the sale, transfer, conveyance, lease or other disposition (including by way of liquidation or dissolution, but excluding by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act);

                  (2) the adoption of a plan relating to the liquidation or dissolution of the Company;

                  (3) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any "person" or "group" (within the meaning of Section 13(d) and 14(d)(2) of the Exchange Act), other than the Rigas Family and its Affiliates, becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power required to elect or designate for election a majority of the Company's Board of Directors and attaching to the then outstanding voting capital stock of the Company and
                           (b) the Rigas Family, together with its Affiliates, is not at such time the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power required to elect or designate for election a majority of the Company's Board of Directors and attaching to the then outstanding voting capital stock of the Company;

                  (4) during any period of two consecutive calendar years, individuals who at the beginning of such period constituted the Company's Board of Directors (together with any new directors whose election by the Company's Board of Directors or whose nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved or approved by the Rigas Family and its Affiliates at a time when they had the right or ability by voting right, contract or otherwise to elect or designate for election a majority of the Company's Board of Directors) cease for any reason to constitute a majority of the directors then in office; or

                  (5) the Company consolidates with, or merges with or into, any person, or any person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee person immediately after giving effect to such issuance.

                  However, a Change of Control will not be deemed to have occurred if either (A) the closing price per share of the Class A Common Stock for any five trading days within the period of ten (10) consecutive trading days ending immediately after the later of the Change of Control or the public announcement of the Change of Control, in the case of a Change of Control relating to an acquisition of Voting Stock, or the period of ten (10) consecutive trading days ending immediately before the Change of Control, in the case of Change of Control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the Conversion Price of the Notes in effect on each of those trading days or (B) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a Change of Control under clause (3) and/or clause (5) above issuable to the holders of the Class A Common Stock, consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following such merger or consolidation) and as a result of such merger or consolidation the Notes become convertible into such common stock.

                  "Class A Common Stock" means the Class A common stock, par value $0.01 per share, of the Company.

                  "Class B Common Stock" means the Class B common stock, par value $0.01 per share, of the Company.

                  "Conversion Agent" means any Person authorized by the Company to convert the Notes properly presented for conversion on behalf of the Company. The Company may act as Conversion Agent with respect to the Notes. The Company initially designates The Bank of New York as Conversion Agent.

                  "Current Market Price" has the meaning specified in Section 2.3(f)(6).

                  "Daily Market Price" means the price of a share of Class A Common Stock on the relevant date, determined (a) on the basis of the daily closing or last reported sale price regular way of the Class A Common Stock as reported on the Nasdaq National Market, or if the Class A Common Stock is not then listed on the Nasdaq National Market, as reported on such national securities exchange upon which the Class A Common Stock is listed, or (b) if there is no such reported sale on the day in question, on the basis of the average of the closing bid and asked quotations regular way as so reported, or
(c) if the Class A Common Stock is not listed on the Nasdaq National Market or on any national securities exchange, on the basis of the average of the high bid and low asked quotations regular way on the day in question in the over-the-counter market as reported by the National Association of Securities Dealers Automated Quotation System, or if not so quoted, as reported by National Quotation Bureau, Incorporated, or a similar organization.

                  "Definitive Notes" means Notes that are in the form of the Notes attached hereto as Exhibit A, that do not include the information called for by Section 2.7 of the Indenture.

                  "Designated Senior Debt" means: (1) Indebtedness outstanding on the date of the Indenture (excluding the Company's 6% Convertible Subordinated Notes due 2006); and (2) the Company's obligations under any particular Senior Debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which the Company is a party, expressly provides that such indebtedness shall be Designated Senior Debt for purposes of the Indenture.

                  "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature.

                  "Excess Payment" means the excess of: (1) the aggregate of the cash and value of other consideration paid by the Company or any of its subsidiaries with respect to shares acquired in a tender offer over (2) the market value of such acquired shares after giving effect to the completion of a tender offer.

                  "Fundamental Change" means a Change of Control or a Termination of Listing.

                  "Global Note" means a permanent global note that contains the paragraph referred to in Section 2.7 of the Indenture and the additional Schedule of Exchanges of Notes to the form of the Note attached hereto as Exhibit A, and that is deposited with and registered in the name of the U.S. Depository.

                  "Guarantee" means a guarantee, other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner, including, without limitation, letters of credit and reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

                  "Initial Notes" means the first $500,000,000 aggregate principal amount of 3.25% Convertible Subordinated Notes due 2021 that are issued under this Supplemental Indenture, as amended or supplemented from time to time pursuant to the Indenture.

                  "Interest Payment Date" means each semiannual interest payment date on May 1 and November 1 of each year commencing on November 1, 2001.

                  "Market Price" means the average of the Sale Prices of the Class A Common Stock for the five trading day period ending on the third Business Day (if the third Business Day prior to the applicable Purchase Date is a trading day or, if not, then on the last trading day) prior to the applicable Purchase Date, appropriately adjusted to take into account the occurrence, during the period commencing on the first of such trading days during such five trading day period and ending on such Purchase Date, of any event described in
Section 2.3(f) of this Supplemental Indenture.

                  "Notes" has the meaning assigned to it in the preamble to this Supplemental Indenture. The Initial Notes and the Additional Notes shall be treated as a single class for all purposes under this Supplemental Indenture.

                  "Permitted Junior Securities" means: (1) shares of stock of any class of the Company other than Disqualified Stock; or (2) securities of the Company other than Disqualified Stock that are subordinated in right of payment to all Senior Debt that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Notes are so subordinated pursuant to the terms of this Supplemental Indenture.

                  "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

                  "Record Date" means each semiannual record date on April 15 and October 15 of each year commencing on October 15, 2001.

                  "Restricted Subsidiary" means (a) any Subsidiary of the Company, whether existing on or after the date of the Indenture, unless such Subsidiary is an Unrestricted Subsidiary or shall have been classified as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company and (b) an Unrestricted Subsidiary which is reclassified as a Restricted Subsidiary by a resolution adopted by the Board of Directors of the Company, provided that on and after the date of such reclassification such Unrestricted Subsidiary shall not incur Indebtedness other than that permitted to be incurred by a Restricted Subsidiary under the provisions of the Indenture.

                  "Rigas Family" means collectively John J. Rigas and members of his immediate family, any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which shares of the Company's Capital Stock beneficially owned by any of the foregoing have been transferred.

                  "Sale Price" of the Class A Common Stock on any date means the closing sale price per share (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Class A Common Stock is traded or, if the Class A Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System.

                  "SEC" means the United States Securities and Exchange Commission as constituted from time to time or any successor performing substantially the same functions.

                  "Securities Act" means the Securities Act of 1933, as amended.

                  "Senior Debt" means the principal of, premium, if any, interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of the Indenture or hereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company.

                  Notwithstanding anything to the contrary in the foregoing, Senior Debt shall not include:

                  (1) Indebtedness of or amounts owed by the Company for compensation to employees, or for goods or materials purchased or for services obtained in the ordinary course of business;

                  (2) the Company's Indebtedness to any of the Company's subsidiaries;

                  (3) the Company's Indebtedness that expressly provides that it shall not be senior in right of payment to the Notes or expressly provides that it is on the same basis or junior to the Notes; or

                  (4) the Company's 6% Convertible Subordinated Notes due 2006.

                  "Subsidiary" of any specified Person means any corporation, partnership, joint venture, association or other business entity, whether now existing or hereafter organized or acquired, (i) in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or (ii) in the case of a partnership, joint venture, association or other business entity, with respect to which such Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

                  "Termination of Listing" means that the Class A Common Stock (or other Capital Stock into which the Notes are then convertible) is neither listed for trading on a United States national securities exchange nor quoted on the Nasdaq National Market.

                  "trading day" means each day on which the securities exchange or quotation system that is used to determine the Sale Price is open for trading or quotation.

                  "Unrestricted Subsidiary" means (a) any Subsidiary of an Unrestricted Subsidiary, (b) any Subsidiary of the Company which is classified after the date of the Indenture as an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company and (c) any subsidiary which as of the date of the Indenture has been declared an Unrestricted Subsidiary by a resolution adopted by the Board of Directors of the Company (such Unrestricted Subsidiaries including, without limitation, Adelphia Business Solutions, Inc., Global Cablevision, Inc., Orchard Park Cablevision, Inc., Global Acquisition Partners, L.P. and FrontierVision Partners, L.P. on the date hereof); provided that the Trustee shall be given prompt notice by the Company of each resolution adopted by its Board of Directors under this provision, together with a copy of each such resolution adopted.

                  "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

                  (b) Other Definitions.

                  The definitions of the following terms may be found in the sections indicated as follows:

                Term                                                              Defined in Section

                  "Company".............................................................Preamble
                  "Conversion Date".....................................................2.3(b)
                  "Conversion Price"....................................................2.3(a)
                  "Conversion Shares"...................................................2.3(f)(3)
                  "Distribution Date"...................................................2.3(f)(3)
                  "Distribution Record Date"............................................2.3(f)(4)
                  "DTC".................................................................2.5
                  "Event of Default"....................................................2.8
                  "Fundamental Change Offer"............................................2.7(b)
                  "Fundamental Change Payment Date".....................................2.7(b)
                  "Fundamental Change Purchase Price"...................................2.7(b)
                  "Indenture"...........................................................Preamble
                  "Non-Payment Default".................................................2.12
                  "Payment Blockage Notice".............................................2.12
                  "Payment Blockage Period".............................................2.12
                  "Payment Default".....................................................2.12
                  "Purchase Date".......................................................2.7(a)(i)
                  "Reclassification"....................................................2.13
                  "Rights"..............................................................2.3(f)(3)
                  "Supplemental Indenture"..............................................Preamble
                  "Tender Date".........................................................2.3(f)(5)
                  "Trustee".............................................................Preamble



                                    ARTICLE 2

                           FORM AND TERMS OF THE NOTES

S 2.1.   Form and Dating.

                  The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto. The Notes shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its President, one of its Executive Vice Presidents or one of its Vice Presidents, under its corporate seal reproduced thereon. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof.

                  The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Supplemental Indenture and the Company and the Trustee, by their execution and delivery of this Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

                  (a) Global Notes. Notes shall be issued initially in the form of the Global Notes, which shall be deposited on behalf of the purchasers of the Notes represented thereby with the U.S. Depository at its New York office, and registered in the name of the U.S. Depository or a nominee of the U.S. Depository, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the U.S. Depository or its nominee as hereinafter provided.

                  The Global Notes shall represent such of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate amount of outstanding Notes from time to time endorsed thereon and that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of the Global Notes to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Note Custodian (as hereinafter defined), at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.6 hereof.

                  Except as set forth in Section 2.6 hereof, the Global Notes may be transferred, in whole and not in part, only to another nominee of the U.S. Depository or to a successor of the U.S. Depository or its nominee.

                  (b) Book-Entry Provisions. This Section 2.1(b) shall apply only to the Global Notes deposited with or on behalf of the U.S. Depository.

                  The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver the Global Notes that (i) shall be registered in the name of the U.S. Depository or the nominee of the U.S. Depository and (ii) shall be delivered by the Trustee to the U.S. Depository or pursuant to the U.S. Depository's instructions or held by the Note Custodian.

                  Agent Members shall have no rights either under this Supplemental Indenture with respect to any Global Notes held on their behalf by the U.S. Depository or by the Note Custodian or under such Global Notes, and the U.S. Depository may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Notes for all purposes whatsoever.

                  (c) Definitive Notes. Notes issued in certificated form shall be substantially in the form of Exhibit A attached hereto (but without including the text referred to in Section 2.7 of the Indenture). Except as provided in
Section 2.6, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of certificated Securities.

S 2.2.   Execution and Authentication.

                  The Trustee shall, upon a written order of the Company signed by an Officer, authenticate up to $500,000,000 aggregate principal amount of Initial Notes and up to $75,000,000 aggregate principal amount of Additional Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amounts except as provided in Section 3.6 of the Indenture.

S 2.3.   Conversion.

                  (a)      Conversion Privilege.

                  A Holder of a Note may convert it into fully paid and nonassessable shares of Class A Common Stock at any time after the date of original issuance of the Note and before the close of business on the Business Day immediately preceding the maturity date at the Conversion Price then in effect, except that, with respect to any Note called for redemption, such conversion right shall terminate at the close of business on the Business Day immediately preceding the redemption date (unless the Company shall default in making the redemption payment when it becomes due, in which case the conversion right shall terminate on the date such default is cured). The number of shares of Class A Common Stock issuable upon conversion of a Note is determined by dividing the principal amount of such Note by the conversion price in effect on the Conversion Date (the "Conversion Price").

                  The initial Conversion Price is stated in Section 10 of the Notes and is subject to adjustment as provided in this Section 2.3.

                  A Holder may convert a portion of a Note equal to any integral multiple of $1,000. Provisions of this Supplemental Indenture that apply to conversion of all of a Note also apply to conversion of a portion of it.

                  (b)      Conversion Procedure.

                  To convert a Note, a Holder must satisfy the requirements in
Section 10 of the Notes. The date on which the Holder satisfies all of those requirements is the conversion date (the "Conversion Date"). As soon as practicable after the Conversion Date, the Company shall deliver to the Holder through the Conversion Agent a certificate for the number of whole shares of Class A Common Stock issuable upon the conversion and a check for any fractional share determined pursuant to Section 2.3(c) hereof. The Person in whose name the certificate is registered shall become the stockholder of record on the Conversion Date and, as of such date, such Person's rights as a Holder shall cease; provided, however, that no surrender of a Note on any date when the stock transfer books of the Company shall be closed shall be effective to constitute the Person entitled to receive the shares of Class A Common Stock upon such conversion as the stockholder of record of such shares of Class A Common Stock on such date, but such surrender shall be effective to constitute the Person entitled to receive such shares of Class A Common Stock as the stockholder of record thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further, however, that such conversion shall be at the Conversion Price in effect on the date that such Note shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed.

                  No payment or other adjustment for accrued interest on the Notes or dividends on any Class A Common Stock issued upon conversion of the Notes will be made. If any Notes are converted during any period after any Record Date for the payment of an installment of interest but before the next Interest Payment Date, interest for such Notes will be paid on the next Interest Payment Date, notwithstanding such conversion, to the Holders of record on the Record Date of such Notes. Any Notes that are, however, delivered to the Company for conversion after any Record Date but before the next Interest Payment Date must, except as described in the next sentence, be accompanied by a payment equal to the interest payable on such Interest Payment Date on the principal amount of Notes being converted. The payment to the Company described in the preceding sentence shall not be required if, during that period between a Record Date and the next Interest Payment Date, a conversion occurs on or after the date that the Company has issued a redemption notice and prior to the date of redemption stated in such notice. No fractional shares will be issued upon conversion, but a cash adjustment will be made for any fractional shares.

                  If a Holder converts more than one Note at the same time, the number of whole shares of Class A Common Stock issuable upon the conversion shall be based on the total principal amount of Notes converted.

                  Upon surrender of a Note that is converted in part, the Trustee shall authenticate for the Holder a new Note equal in principal amount to the unconverted portion of the Note surrendered.

                  (c)      Fractional Shares.

                  The Company shall not issue fractional shares of Class A Common Stock upon conversion of a Note. In lieu thereof, the Company will pay an amount in cash based upon the Daily Market Price of the Class A Common Stock on the trading day prior to the date of conversion.

                  (d)      Taxes on Conversion.

                  The issuance of certificates for shares of Class A Common Stock upon the conversion of any Note shall be made without charge to the converting Holder for such certificates or for any tax in respect of the issuance of such certificates, and such certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder or Holders of the converted Note; provided, however, that in the event that certificates for shares of Class A Common Stock are to be issued in a name other than the name of the Holder of the Note converted, such Note, when surrendered for conversion, shall be accompanied by an instrument of transfer, in form satisfactory to the Company, duly executed by the registered holder thereof or his duly authorized attorney; and provided further, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder of the converted Note, and the Company shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not applicable.

                  (e)      Company to Provide Stock.
                  The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon conversion of Notes as herein provided, a sufficient number of shares of Class A Common Stock to permit the conversion of all outstanding Notes for shares of Class A Common Stock. All shares of Class A Common Stock which may be issued upon conversion of the Notes shall be duly authorized, validly issued, fully paid and nonassessable when so issued.

                  (f)      Adjustment of Conversion Price.

                  The Conversion Price shall be subject to adjustment from time to time as follows:

                           (1) In case the Company shall (1) pay a dividend in
                  shares of Class A Common Stock to holders of Class A Common Stock, (2) make a distribution in shares of Class A Common Stock to holders of Class A Common Stock, (3) subdivide its outstanding shares of Class A Common Stock into a greater number of shares of Class A Common Stock or (4) combine its outstanding shares of Class A Common Stock into a smaller number of shares of Class A Common Stock, the Conversion Price in effect immediately prior to such action shall be adjusted so that the Holder of any Note thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock which he would have owned immediately following such action had such Notes been converted immediately prior thereto. Any adjustment made pursuant to this subsection (1) shall become effective immediately after the Record Date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

                           (2) In case the Company shall issue rights or
                  warrants to substantially all holders of Class A Common Stock entitling them (for a period commencing no earlier than the Record Date for the determination of holders of Class A Common Stock entitled to receive such rights or warrants and expiring not more than 45 days after such Record Date) to subscribe for or purchase shares of Class A Common Stock (or securities convertible into Class A Common Stock) at a price per share less than the Current Market Price (as determined pursuant to subsection (6) below) of the Class A Common Stock on such Record Date, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such Record Date by a fraction of which the numerator shall be the number of shares of Class A Common Stock outstanding on such Record Date, plus the number of shares of Class A Common Stock which the aggregate offering price of the offered shares of Class A Common Stock (or the aggregate conversion price of the convertible securities so offered) would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Class A Common Stock outstanding on such Record Date plus the number of additional shares of Class A Common Stock offered (or into which the convertible securities so offered are convertible). Such adjustments shall become effective immediately after such Record Date.

                           (3) In case the Company shall distribute to all
                  holders of Class A Common Stock shares of capital stock of the Company other than Class A Common Stock, evidences of indebtedness or other assets (other than cash dividends), or shall distribute to substantially all holders of Class A Common Stock rights or warrants to subscribe for securities (other than those referred to in subsection (2) above), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Current Market Price (determined as provided in subsection (6) below) of the Class A Common Stock on the Record Date mentioned below less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and described in a resolution of the Board of Directors) of the portion of the assets so distributed or of such subscription rights or warrants applicable to one share of Class A Common Stock, and of which the denominator shall be such Current Market Price of the Class A Common Stock. Such adjustment shall become effective immediately after the Record Date for the determination of the holders of Class A Common Stock entitled to receive such distribution. Notwithstanding the foregoing, in the event that the Company shall distribute rights or warrants (other than those referred to in subsection
                  (2) above) ("Rights") pro rata to holders of Class A Common Stock, the Company may, in lieu of making any adjustment pursuant to this Section 2.3(f), make proper provision so that each Holder of a Note who converts such Note (or any portion thereof) after the Record Date for such distribution and prior to the expiration or redemption of the Rights shall be entitled to receive upon such conversion, in addition to the shares of Class A Common Stock issuable upon such conversion (the "Conversion Shares"), a number of Rights to be determined as follows: (i) if such conversion occurs on or prior to the date for the distribution to the holders of Rights of separate certificates evidencing such Rights (the "Distribution Date"), the same number of Rights to which a holder of a number of shares of Class A Common Stock equal to the number of Conversion Shares is entitled at the time of such conversion in accordance with the terms and provisions of and applicable to the Rights; and (ii) if such conversion occurs after the Distribution Date, the same number of Rights to which a holder of the number of shares of Class A Common Stock into which the principal amount of the Note so converted was convertible immediately prior to the Distribution Date would have been entitled on the Distribution Date in accordance with the terms and provisions of and applicable to the Rights.

                           (4) In case the Company shall, by dividend or
                  otherwise, at any time distribute to all holders of its Class A Common Stock cash (including any distributions of cash out of current or retained earnings of the Company but excluding any cash that is distributed as part of a distribution requiring a Conversion Price adjustment pursuant to paragraph
                  (3) of this Section 2.3) in an aggregate amount that, together with the sum of (x) the aggregate amount of any other distributions to all holders of its Class A Common Stock made in cash plus (y) all Excess Payments, in each case made within the 12 months preceding the date fixed for determining the stockholders entitled to such distribution (the "Distribution Record Date") and in respect of which no Conversion Price adjustment pursuant to paragraphs (3) or (5) of this Section
                  2.3 or this paragraph (4) has been made, exceeds 10% of the product of the Current Market Price per share (determined as provided in paragraph (6) of this Section 2.3) of the Class A Common Stock on the Distribution Record Date times the number of shares of Class A Common Stock outstanding on the Distribution Record Date (excluding shares held in the treasury of the Company), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (4) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in paragraph (6) of this Section 2.3) of the Class A Common Stock on the Distribution Record Date less the amount of such cash and other consideration (including any Excess Payments) so distributed applicable to one share (based on the pro rata portion of the aggregate amount of such cash and other consideration (including any Excess Payments), divided by the shares of Class A Common Stock outstanding on the Distribution Record Date) of Class A Common Stock and the denominator shall be such Current Market Price per share (determined as provided in paragraph (6) of this Section 2.3) of the Class A Common Stock on the Distribution Record Date, such reduction to become effective immediately prior to the opening of business on the day following the Distribution Record Date.

                           (5) In case a tender offer made by the Company or any
                  Subsidiary for all or any portion of the Class A Common Stock shall be consummated, if an Excess Payment is made in respect of such tender offer and the amount of such Excess Payment, together with the sum of (x) the aggregate amount of all Excess Payments plus (y) the aggregate amount of all distributions to all holders of the Class A Common Stock made in cash (specifically including distributions of cash out of retained earnings), in each case made within the 12 months preceding the expiration of such current tender offer, as the case may be (the "Tender Date"), and as to which no adjustment pursuant to paragraph (3) or paragraph (4) of this Section 2.3 or this paragraph (5) has been made, exceeds 10% of the product of the Current Market Price per share (determined as provided in paragraph (6) of this Section 2.3) of the Class A Common Stock on the Tender Date times the number of shares of Class A Common Stock outstanding (including any tendered shares but excluding any shares held in the treasury of the Company) on the Tender Date, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this paragraph (5) by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in paragraph (6) of this Section 2.3) of the Class A Common Stock on the Tender Date less the amount of such Excess Payments and such cash distributions, if any, applicable to one share (based on the pro rata portion of the aggregate amount of such Excess Payments and such cash distributions, divided by the shares of Class A Common Stock outstanding on the Tender Date) of Class A Common and the denominator shall be such Current Market Price per share (determined as provided in paragraph (6) of this Section 2.3) of the Class A Common Stock on the Tender Date, such reduction to become effective immediately prior to the opening of business on the day following the Tender Date.

                           (6) The current market price (the "Current Market
                  Price") per share of Class A Common Stock on any date shall be deemed to be the average of the Daily Market Prices for the shorter of (i) ten (10) consecutive Business Days ending on the last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination or (ii) the period commencing on the date next succeeding the first public announcement of the issuance of such rights or such warrants or such other distribution or such negotiated transaction through such last full trading day on the exchange or market referred to in determining such Daily Market Prices prior to the time of determination.

                           (7) In any case in which this Section 2.3(f) shall
                  require that an adjustment be made immediately following a Record Date, the Company may elect to defer (but only until five (5) Business Days following the filing by the Company with the Trustee of the certificate described in Section 2.3(j) hereof) issuing to the Holder of any Note converted after such Record Date the shares of Class A Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Class A Common Stock and other Capital Stock of the Company issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence of the right to receive such shares.

                           (8) Upon the occurrence of a Change of Control, in
                  which both (a) the Company's stockholders receive consideration per share of Class A Common Stock that is greater than the Conversion Price, without giving effect to the adjustment described below, at the effective time of the Change of Control, and (b) at least 10% of the total consideration paid to the Company's stockholders consists of cash, cash equivalents, securities or other assets (other than publicly traded securities), which are referred to herein as "non-public consideration." In such circumstances, upon conversion of the Notes after the Change of Control, in addition to the Class A Common Stock or other securities deliverable upon the conversion of the Notes as described in the other provisions of this Section 2.3, including clauses
                  (1) through (7) of this Section 2.3(f), the Holder will receive a number of publicly traded securities of the acquiror determined through the following calculation:


          PV cashflows X (non-public consideration/total consideration)
                              Acquiror stock price

         Where:
         PV                                 cashflows = the present value of the
                                            aggregate interest payments that
                                            would have been payable on the Notes
                                            from the date of conversion through
                                            May 3, 2005, calculated using a
                                            discount rate equal to the yield to
                                            maturity of U.S. Treasury securities
                                            having a maturity closest to, but
                                            not later than, May 3, 2005,

         Total                              consideration = the total value of
                                            the consideration payable to the
                                            Company's stockholders at the
                                            effective time of the Change of
                                            Control, with the value of any
                                            assets or securities other than cash
                                            or a publicly traded security being
                                            determined in good faith by the
                                            Company's Board of Directors based
                                            upon an opinion as to that value
                                            obtained from an accounting,
                                            appraisal or investment banking firm
                                            of international standing,

         Acquiror                           stock price = the price per security
                                            of the acquiror's publicly traded
                                            securities delivered in connection
                                            with the Change of Control
                                            transaction at the effective time of
                                            the Change of Control

                  provided, however, that if the consideration received by the Company's stockholders in respect of the Change of Control consists of at least 75% non-public consideration or if the acquiror's common stock is not publicly traded, then upon conversion of the Notes after the Change of Control, in lieu of issuing additional securities of the acquiror, as set forth above, the Holder will be entitled to receive an additional amount in cash calculated as follows:

          PV cashflows X (non-public consideration/total consideration)

                  (g)      No Adjustment.

                  No adjustment in the Conversion Price shall be required until cumulative adjustments amount to 1% or more of the Conversion Price as last adjusted; provided, however, that any adjustments which by reason of this
Section 2.3(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section
2.3 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. No adjustment need be made for rights to purchase Class A Common Stock pursuant to a Company plan for reinvestment of dividends or interest. No adjustment need be made for a change in the par value or no par value of the Class A Common Stock.

                  (h)      Other Adjustments.

                           (1) In the event that, as a result of an adjustment
                  made pursuant to Section 2.3(f) hereof, the Holder of any Note thereafter surrendered for conversion shall become entitled to receive any shares of Capital Stock of the Company other than shares of its Class A Common Stock, thereafter the Conversion Price of such other shares so receivable upon conversion of any Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Class A Common Stock contained in this Section 2.3.

                           (2) In the event that shares of Class A Common Stock
                  are not delivered after the expiration of any of the rights or warrants referred to in Section 2.3(f)(2) and Section 2.3(f)(3) hereof, the Conversion Price shall be readjusted to the Conversion Price which would otherwise be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Class A Common Stock actually delivered.

                  (i)      Adjustments for Tax or Other Purposes.

                  The Company may make such reductions in the Conversion Price, in addition to those required by Section 2.3(f) hereof, as it determines to be advisable in order that any stock dividend, subdivision of shares, distribution or rights to purchase stock or securities or distribution of securities convertible into or exchangeable for stock made by the Company to its stockholders will not be taxable to the recipients thereof.

                  The Company may decrease the Conversion Price for any period of at least 20 days, upon at least 15 days notice, if the Company's Board of Directors determines that such decrease would be in the Company's best interest. The Board of Directors' determination in this regard shall be conclusive. The Company shall give Holders at least 15 days notice of such a decrease in the Conversion Price. Any decrease, however, shall not be taken into account for such purposes of determining whether the closing price of the Company's Class A Common Stock exceeds the Conversion Price by 105% in connection with an event that would otherwise be a Change of Control.

                  (j)      Notice of Adjustment.
                  Whenever the Conversion Price is adjusted, the Company shall promptly mail to Holders at the addresses appearing on the Registrar's books a notice of the adjustment and file with the Trustee an Officers' Certificate briefly stating the facts requiring the adjustment and the manner of computing it. The certificate shall be conclusive evidence of the correctness of such adjustment. Unless and until a Responsible Officer of the Trustee shall receive written notice of an adjustment of the Conversion Price, the Trustee may assume without inquiry that the Conversion Price has not been adjusted and that the last Conversion Price of which it has knowledge remains in effect.

                  (k)      Notice of Certain Transactions.

                  In the event that:

                           (1) the Company takes any action which would require an adjustment in the Conversion Price;

                           (2) the Company takes any action that would require a supplemental indenture pursuant to Section 2.3(l); or

                           (3) there is a dissolution or liquidation of the Company;

the Company shall mail to Holders at the addresses appearing on the Registrar's books and the Trustee a notice stating the proposed record or effective date, as the case may be, to permit a Holder of a Note to convert such Note into shares of Class A Common Stock prior to the Record Date for or the effective date of the transaction in order to receive the rights, warrants, securities or assets which a holder of shares of Class A Common Stock on that date may receive. The Company shall mail the notice at least 15 days before such date; however, failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 2.3(k).

                  (l) Effect of Reclassifications, Consolidations, Mergers or Sales on Conversion Privilege.

                  If any of the following shall occur, namely: (i) any reclassification or change of outstanding shares of Class A Common Stock issuable upon conversion of Notes (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation or merger to which the Company is a party other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination) in, outstanding shares of Class A Common Stock or (iii) any sale or conveyance of all or substantially all of the property or business of the Company as an entirety, then the Company, or such successor or purchasing corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee providing that the Holder of each Note then outstanding shall have the right to convert such Note into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Class A Common Stock deliverable upon conversion of such Note immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Price provided for in this
Section 2.3. The foregoing, however, shall not in any way affect the right a Holder of a Note may otherwise have, pursuant to clause (ii) of the last sentence of subsection (3) of Section 2.3(f) hereof, to receive Rights upon conversion of a Note. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Class A Common Stock includes shares of stock or other securities and property of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. The provision of this Section 2.3(l) shall similarly apply to successive consolidations, mergers, sales or conveyances.

                  In the event the Company shall execute a supplemental indenture pursuant to this Section 2.3(l), the Company shall promptly file with the Trustee an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or securities or property (including cash) receivable by holders of the Notes upon the conversion of their Notes after any such reclassification, change, consolidation, merger, sale or conveyance and any adjustment to be made with respect thereto.

                  (m)      Trustee's Disclaimer.

                  The Trustee has no duty to determine when an adjustment under this Section 2.3 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of the correctness of any such adjustment, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 2.3(j) hereof. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Section 2.3.

                  The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 2.3(l), but may accept as conclusive evidence of the correctness thereof, and shall be protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 2.3(l) hereof.

S 2.4.   Redemption.

                  With respect to the Notes issued under this Supplemental Indenture, the following Sections supplement Article 11 of the Indenture:

                  S 11.8.  Optional Redemption.

                  The Company may redeem all or any portion of the Notes upon the terms and at the redemption prices set forth in the Notes. Any redemption pursuant to this Section 11.8 shall be made pursuant to the provisions of
Article 11 hereof.

                  S 11.9.  Mandatory Redemption.

                  The Company shall not be required to make mandatory redemption payments or sinking fund payments with respect to the Notes.

S 2.5.   U.S. Depository and Paying Agent for Notes.

                  The Company initially appoints The Depository Trust Company ("DTC") to act as U.S. Depository with respect to the Global Notes.

                  The Company initially appoints the Trustee to act as the Security Registrar and Paying Agent with respect to the Global Notes.

S 2.6.   Transfer and Exchange of Notes.

                  (a) Transfer and Exchange of Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the U.S. Depository, in accordance with this Supplemental Indenture and the procedures of the U.S. Depository therefor. Beneficial interests in the Global Notes may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the Global Notes.

                  (b) Transfer and Exchange of Definitive Notes. When Dfinitive Notes are presented by a Holder to the Security Registrar with a request:

                           (x) to register the transfer of the Definitive Notes; or

                           (y) to exchange such Definitive Notes for an equal principal amount of Definitive Notes of other authorized denominations, the Security Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met; provided, however, that the Definitive Notes presented or surrendered for register of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Security Registrar duly executed by such Holder or by his attorney, duly authorized in writing.

                  (c)      Intentionally omitted.

                  (d) Restrictions on Transfer and Exchange of Global Notes. Notwithstanding any other provision of this Supplemental Indenture (other than the provisions set forth in subsection (f) of this Section 2.6), the Global Notes may not be transferred as a whole except by the U.S. Depository to a nominee of the U.S. Depository or by a nominee of the U.S. Depository to the U.S. Depository or another nominee of the U.S. Depository or by the U.S. Depository or any such nominee to a successor U.S. Depository or a nominee of such successor U.S. Depository.

                  (e)      Intentionally omitted.

                  (f) Authentication of Definitive Notes in Absence of U.S. Depository. If at any time:

                           (i) the U.S. Depository for the Notes notifies the Company that the U.S. Depository is unwilling or unable to continue as U.S. Depository for the Global Notes and a successor U.S. Depository for the Global Notes is not appointed by the Company within 90 days after delivery of such notice; or

                           (ii) the Company at its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of Definitive Notes under this Supplemental Indenture,

then the Company shall execute, and the Trustee shall, upon receipt of an authentication order in accordance with Section 2.2 hereof, authenticate and deliver, Definitive Notes in an aggregate principal amount equal to the principal amount of the Global Notes in exchange for such Global Notes.

                  (g)      Intentionally omitted.

                  (h) Cancellation and/or Adjustment of the Global Notes.At such time as all beneficial interests in the Global Notes have been exchanged for Definitive Notes, redeemed, repurchased or canceled, the Global Notes shall be returned to or retained and canceled by the Trustee in accordance with Section 3.9 of the Indenture. At any time prior to such cancellation, if any beneficial interest in the Global Notes is exchanged for Definitive Notes, redeemed, repurchased or canceled, the principal amount of Notes represented by the Global Notes shall be reduced accordingly and an endorsement shall be made on the Global Notes, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction.

                  (i)      General Provisions Relating to Transfers and
                           Exchanges.

                           (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Definitive Notes and the Global Notes at the Security Registrar's request.

                           (ii) No service charge shall be made to a Holder for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Section 2.6 hereto).

                           (iii) All Definitive Notes and the Global Notes issued upon any registration of transfer or exchange of Definitive Notes or the Global Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Supplemental Indenture, as the Definitive Notes or the Global Notes surrendered upon such registration of transfer or exchange.

                           (iv)     Prior to due presentment for the
                                    registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes, and neither the Trustee, any Agent nor the Company shall be affected by notice to the contrary.

                           (v) The Trustee shall authenticate Definitive Notes and the Global Notes in accordance with the provisions of Section 2.2 of this Supplemental Indenture and Section 3.3 of the Indenture.

S 2.7.   Repurchase at the Option of Holders.

                  (a)      Purchase of Notes at Option of the Holder.

                           (i) General. The Holders may elect to have the Notes purchased by the Company pursuant to the terms thereof on May 1, 2003, May 1, 2005, May 1, 2007, May 1, 2011 and May 1, 2016 (each, a
         "Purchase Date"), at a purchase price at 100% of the principal amount of the Notes, plus accrued and unpaid interest (the "Purchase Price") at the Company's election pursuant to Section 2.7(a)(ii) in cash , or, except for the Purchase Date on May 1, 2003, in Class A Common Stock valued at 97.5% of the Market Price, upon:

                           (A) delivery to the Paying Agent by the Holder of a
                  written notice of purchase (a "Purchase Notice"), at any time from the opening of business on the date that is 20 Business Days prior to a Purchase Date until the close of business on such Purchase Date stating: (1) the certificate number of the Note which the Holder will deliver to be purchased, (2) the portion of the Principal Amount of the Notes which the Holder will deliver to be purchased, which portion must be in a Principal Amount of $1,000 or an integral multiple thereof,
                  (3) that such Note shall be purchased as of the Purchase Date pursuant to the terms and conditions specified therein and in this Supplemental Indenture, and (4) in the event the Company elects, pursuant to Section 2.7(a)(ii), to pay the Purchase Price to be paid as of such Purchase Date, in whole or in part, in shares of Class A Common Stock but such portion of the Purchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Purchase Price in Class A Common Stock is not satisfied prior to the close of business on such Purchase Date, as set forth in Section 2.7(a)(iv), whether such Holder elects (I) to withdraw such Purchase Notice as to some or all of the Notes to which such Purchase Notice relates (stating the Principal Amount and certificate numbers of the Notes as to which such withdrawal shall relate), or (II) to receive cash in respect of the entire Purchase Price for all Notes (or portions thereof) to which such Purchase Notice relates; and

                           (B) book-entry transfer or delivery of such Notes to
                  the Paying Agent for cancellation prior to, on or after the Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 2.7(a) only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

                  If a Holder, in such Holder's Purchase Notice and in any written notice of withdrawal delivered by such Holder, fails to indicate such Holder's choice with respect to the election set forth in clause (4) of Section 2.7(a)(i)(A), such Holder shall be deemed to have elected to receive cash in respect of the Purchase Price for all Notes subject to such Purchase Notice in the circumstances set forth in such clause (4). Any purchase by the Company contemplated pursuant to the provisions of this Section 2.7(a) shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Purchase Date and the time of delivery of the Note.

                  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this
         Section 2.7(a) shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal to the Paying Agent. Such notice of withdrawal shall state: (1) the principal amount of the Notes being withdrawn, (2) the certificate numbers of the Notes being withdrawn, and (3) the principal amount of the Notes that remains subject to the Purchase Notice, if any. The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written notice of withdrawal thereof.

                  (ii) Company's Right to Elect Manner of Payment of Purchase Price. The Notes to be purchased pursuant to this Section 2.7(a) on May 1, 2003 shall be paid for in cash only, but the Notes to be purchased on the other four Purchase Dates may be paid for, at the election of the Company, in cash or in shares of Class A Common Stock valued at 97.5% of the Market Price, or in any combination of cash and Class A Common Stock, subject to the conditions set forth in Sections 2.7(a)(iii) and (iv). The Company shall designate, in the Company's Notice delivered pursuant to Section 2.7(a)(v), whether the Company will purchase the Notes for cash or Class A Common Stock, or, if a combination thereof, the percentages or amounts of the Purchase Price of Notes in respect of which it will pay in cash or Class A Common Stock; provided that the Company shall pay cash for fractional shares of Class A Common Stock. For purposes of determining the existence of potential fractional shares, all Notes subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose Notes are purchased pursuant to this Section 2.7(a) shall receive the same percentage of cash or Class A Common Stock in payment of the Purchase Price for such Notes, except (i) as provided in Section 2.7(a)(iv) with regard to the payment of cash in lieu of fractional shares of Class A Common Stock and (ii) in the event that the Company is unable to purchase the Notes of a Holder or Holders for Class A Common Stock because any necessary qualifications or registrations of the Class A Common Stock under applicable state or foreign securities laws cannot be obtained, the Company may purchase the Notes of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given the Company Notice to Noteholders except pursuant to this Section 2.7(a)(ii) or pursuant to Section 2.7(a)(iv) in the event of a failure to satisfy, prior to the close of business on the Purchase Date, any condition to the payment of the Purchase Price, in whole or in part, in Class A Common Stock.

                  At least one Business Day before the Company Notice Date (as defined herein), the Company shall deliver an Officers' Certificate to the Trustee specifying: (A) the manner of payment to be made by the Company, (B) the information required by Section 2.7(a)(v), (C) if the Company elects to pay the Purchase Price, or a specified percentage thereof, in Class A Common Stock on the Purchase Date in 2005, 2007, 2011 or 2016, that the conditions to such manner of payment set forth in Section 2.7(a)(iv) have been or will be complied with, and (D) whether the Company desires the Trustee to give the Company Notice required by Section 2.7(a)(v).

                  (iii) Purchase with Cash. On the initial Purchase Date, the Purchase Price of all Notes in respect of which a Purchase Notice pursuant to Section 2.7(a)(i) has been given shall be paid by the Company with cash equal to the aggregate Purchase Price of such Notes. On each other Purchase Date, at the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to
         Section 2.7(a)(i) has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Purchase Price of such Notes.

                  (iv) Payment by Issuance of Class A Common Stock. On each Purchase Date other than the initial one, at the option of the Company, the Purchase Price of Notes in respect of which a Purchase Notice pursuant to Section 2.7(a)(i) has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Class A Common Stock equal to the quotient obtained by dividing (A) the amount of cash to which the Noteholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by (B) 97.5% of the Market Price of a share of Class A Common Stock, subject to the next succeeding paragraph.

                  The Company may not issue a fractional share of Class A Common Stock in payment of the Purchase Price. Instead the Company shall pay cash for the current market value of the fractional share. The current market value of a fraction of a share shall be determined, to the nearest 1/1,000th of a share, by multiplying 97.5% of the Market Price of a share of Class A Common Stock by such fraction and rounding the product to the nearest whole cent. It is understood that if a Holder elects to have more than one Note purchased, the number of shares of Class A Common Stock shall be based on the aggregate amount of Notes to be purchased.

                  If the Company elects to purchase the Notes by delivering shares of Class A Common Stock, the Company Notice, as provided in
         Section 2.7(a)(v), shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

                  The Company's right to exercise its election to purchase the Notes pursuant to Section 2.7(a)(ii) through the issuance of shares of Class A Common Stock on the Purchase Date in 2005, 2007, 2011 or 2016 shall be conditioned upon: (A) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the Notes with Class A Common Stock as provided herein;
         (B) the shares of Class A Common Stock having been admitted for listing or admitted for listing subject to notice of issuance on the principal United States securities exchange on which the Class A Common Stock is then listed or, if the Class A Common Stock is not then listed on a national or regional securities exchange, having been included for quotation on the National Association of Securities Dealers Automated Quotation System; (C) the registration of the shares of Class A Common Stock to be issued in respect of the payment of the Purchase Price under the Securities Act and the Exchange Act, in each case if required; (D) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and (E) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel, each stating that (1) the terms of the issuance of the Class A Common Stock are in conformity with this Supplemental Indenture and (2) the shares of Class A Common Stock to be issued by the Company in payment of the Purchase Price in respect of Notes have been duly authorized and, when issued and delivered pursuant to the terms of this Supplemental Indenture in payment of the Purchase Price in respect of the Notes, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officers' Certificate, stating that conditions (A), (B),
         (C) and (D) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (B) and (C) above have been satisfied.

                  Such Officers' Certificate shall also set forth the number of shares of Class A Common Stock to be issued for each $1,000 principal amount of Notes and the Sale Price of a share of Class A Common Stock on each trading day during the period during which the Market Price is calculated. The Company may pay the Purchase Price (or any portion thereof) in Class A Common Stock only if the information necessary to calculate the Market Price is published in a daily newspaper of national circulation. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Purchase Date and the Company has elected to purchase the Notes pursuant to this Section 2.7(a) through the issuance of shares of Class A Common Stock, the Company shall pay the entire Purchase Price of the Notes of such Holder or Holders in cash. The Company may not change the form or components or percentages of components of consideration to be paid for the Notes once the Company Notice has been given to the Holders, except as described in the preceding sentence.

                  (v) Notice of Election. The Company's notice of election to pay the Purchase Price with cash or Class A Common Stock or any combination thereof shall be sent to the Holders (and to beneficial owners as required by applicable law) (the "Company Notice") not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date"). The Company Notice shall state the manner of payment and shall contain the following information: In the event the Company has elected to pay the Purchase Price (or a specified percentage thereof) with Class A Common Stock on the Purchase Date in either 2005, 2007, 2011 or 2016, the Company Notice shall: (A) state that each Holder will receive Class A Common Stock in respect of the specified percentage of the Purchase Price of the Notes held by such Holder (except any cash amount to be paid in lieu of fractional shares); (B) state that the total number of shares of Class A Common Stock to be issued to Holders will be equal to the quotient obtained by dividing (1) the amount of cash to which the Noteholders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Purchase Price of such Notes in cash by (2) 97.5% of the Market Price of the Class A Common Stock determined as of a specified date; (C) set forth the method of calculating the Market Price of the Class A Common Stock; and (D) state that because the Market Price of Class A Common Stock will be determined prior to the Purchase Date, Holders will bear the market risk with respect to the value of the Class A Common Stock to be received from the date such Market Price is determined to the Purchase Date.

                  In any case, each Company Notice shall include a form of Purchase Notice to be completed by a Holder and shall state: (A) the Purchase Price and the Conversion Rate applicable on the Company Notice Date; (B) the name and address of the Paying Agent and the Conversion Agent; (C) that Notes as to which a Purchase Notice has been given may be converted pursuant to Section 2.3 of the Supplemental Indenture only if the applicable Purchase Notice has been withdrawn in accordance with the terms of this Supplemental Indenture; (D) that Notes must be surrendered to the Paying Agent for cancellation to collect payment;
         (E) that the Purchase Price for any Note as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the time of surrender of such Note as described in (D); (E) the procedures the Holder must follow to exercise rights under this Section 2.7(a); (F) briefly, the conversion rights of the Notes; (G) the procedures for withdrawing a Purchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 2.7(a)(i)(A)(4)); (H) that, unless the Company defaults in making payment of such Purchase Price, any other interest on Notes covered by any Purchase Notice will cease to accrue on and after the Purchase Date; and (I) the CUSIP number or the Euroclear or the Clearstream Banking reference numbers of such Notes, if any (or any other numbers used by a Depositary to identify such Notes).

                  At the Company's request delivered at least 15 days prior to the date of the mailing of the Company Notice (unless a shorter period shall be acceptable to the Trustee), the Trustee shall give such Company Notice in the name of the Company and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

                  Upon determination of the actual number of shares of Class A Common Stock to be delivered for each $1,000 principal amount of Notes, the Company will publish such determination in The Wall Street Journal or another daily newspaper of national circulation.

                  (vi) Covenants of the Company. All shares of Class A Common Stock delivered upon purchase of the Notes shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable, and shall be free from preemptive rights and free of any lien or adverse claim within the meaning of the Uniform Commercial Code.

                  The Company shall use its best efforts to cause to have listed or quoted any shares of Class A Common Stock to be issued in payment of the Purchase Price of Notes on each United States national securities exchange or automated over-the-counter trading market in the United States on which the Class A Common Stock is then listed or quoted.

                  (vii) Procedure upon Purchase. The Company shall deposit cash (in respect of a cash purchase under Section 2.7(a)(iii) or for fractional interests, as applicable) or shares of Class A Common Stock, or a combination thereof, as applicable, at the time and in the manner as provided herein, sufficient to pay the aggregate Purchase Price of all Notes to be purchased pursuant to this Section 2.7(a). As soon as practicable after the Purchase Date, the Company shall deliver to each Holder entitled to receive Class A Common Stock through its stock transfer agent, a certificate for the number of full shares of Class A Common Stock issuable in payment of the Purchase Price. The Person in whose name the certificate for Class A Common Stock is registered shall be treated as a holder of record of shares of Class A Common Stock on the Business Day following the Purchase Date. Subject to Section 2.7(a)(iv), no payment or adjustment will be made for dividends on any Class A Common Stock delivered in payment of the Purchase Price the record date for which occurred on or prior to the Purchase Date.

                  (viii) Taxes. If a Holder of a Note is paid in Class A Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of shares of Class A Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the shares of Class A Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the Class A Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum that the Company deems to be sufficient to pay any tax which will be due because the shares of Class A Common Stock are to be issued in a name other than the Holder's name. Nothing herein shall preclude any income tax withholding required by law or regulations.

                  (ix) No Cash Purchase if an Event of Default Exists. No Notes shall be purchased for cash at the option of Holders if there has occurred and is continuing an Event of Default under Section 2.8. However, Notes may be purchased if the Event of Default is in the payment of the purchase price with respect to the Notes.

                  (b)      Fundamental Change.

                  Within 10 days of the occurrence of a Fundamental Change, the Company shall notify the Trustee in writing of such occurrence and shall make an offer to purchase (the "Fundamental Change Offer") the Notes at a purchase price equal to 100% of the principal amount thereof plus any accrued and unpaid interest thereon to the Fundamental Change Payment Date (as hereinafter defined) (the "Fundamental Change Purchase Price") in accordance with the procedures set forth in this Section 2.7(b).

                  Within 10 days of the occurrence of a Fundamental Change, the Company also shall send by first-class mail, postage prepaid, to the Trustee and to each Holder, at his address appearing in the Security Register, a notice stating:

                           (1) that the Fundamental Change Offer is being made
                  pursuant to this Section 2.7(b) and that all Notes tendered will be accepted for payment, provided that a Fundamental Change has occurred and otherwise subject to the terms and conditions set forth herein;

                           (2) the Fundamental Change Purchase Price and the
                  purchase date (which shall be a Business Day no earlier than 30 days from the date such notice is mailed to the Holders and no later than 30 Business Days after the date of the first notice to the Trustee of the corresponding Fundamental Change) (the "Fundamental Change Payment Date");

                           (3) that any Note not tendered will continue to
                  accrue interest;

                           (4) that, unless the Company defaults in the payment
                  of the Fundamental Change Purchase Price, any Notes accepted for payment pursuant to the Fundamental Change Offer shall cease to accrue interest after the Fundamental Change Payment Date;

                           (5) that Holders accepting the offer to have their
                  Notes purchased pursuant to a Fundamental Change Offer will be required to surrender the Notes to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Fundamental Change Payment Date;

                           (6) that Holders will be entitled to withdraw their
                  acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Fundamental Change Payment Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

                           (7) that Holders whose Notes are being purchased only
                  in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, provided that each Note purchased and each such new Note issued shall be in an original principal amount in denominations of $1,000 and integral multiples thereof; and

                           (8) any other procedures that a Holder must follow to
                  accept a Fundamental Change Offer or effect withdrawal of such acceptance.

                  On the Fundamental Change Payment Date, the Company shall (a) accept for payment Notes or portions thereof tendered pursuant to the Fundamental Change Offer, (b) deposit with the Paying Agent money sufficient to pay the purchase price of all Notes or portions thereof so tendered and (c) deliver or cause to be delivered to the Trustee Notes so accepted together with an Officers' Certificate stating the Notes or portions thereof tendered to the Company. The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the purchase price for such Notes, and the Company shall issue and the Trustee shall promptly authenticate and mail to such Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered; provided that each such new Note shall be issued in an original principal amount in denominations of $1,000 and integral multiples thereof.

                  The Company shall not be required to make a Fundamental Change Offer following a Fundamental Change if a third party makes the Fundamental Change Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Supplemental Indenture applicable to a Fundamental Change Offer made by the Company and purchases all of the Notes validly tendered and not withdrawn under such Fundamental Change Offer.

                  The Company shall also offer to purchase all Notes not previously called for redemption or repurchase, if at any time, (1) the Rigas Family or any of its Affiliates purchases, in a transaction or series of transactions, shares of Class A Common Stock, and solely as a result of such purchases, the aggregate number of shares of Class A Common Stock held by the Rigas Family and its Affiliates exceeds 70% of the total number of shares of Class A Common Stock issued and outstanding at such time and (2) the closing price per share of the Class A Common Stock for any five (5) trading days within the period of the ten (10) consecutive trading days immediately after the later of the last date of such purchase or the public announcement of such purchase is less than 100% of the Conversion Price of the Notes in effect on each of those trading days. For purposes of this Supplemental Indenture, such event shall constitute a Change of Control and the Company shall follow procedures substantially similar to the procedures for a Fundamental Change Offer as set forth in this Supplemental Indenture. The Notes purchased pursuant to this paragraph shall be purchased at a price equal to 100% of the aggregate principal amount of the Notes to be purchased together with the interest accrued to, but excluding, the purchase date.

                  For purposes of the foregoing paragraph, a purchase shall not include any shares of Class A Common Stock acquired by the Rigas Family or its Affiliates as a result of the exchange or conversion of shares of the Company's Class B Common Stock, and the calculation of the number of shares of Class A Common Stock held by the Rigas Family and its Affiliates shall not include securities exchangeable or convertible into shares of Class A Common Stock.

                  There shall be no purchase of any Notes pursuant to this covenant if there has occurred (prior to, on or after, as the case may be, the tender of such Notes pursuant to the Fundamental Change Offer, by the Holders of such Notes) and is continuing an Event of Default. The Paying Agent will promptly return to the respective holders thereof any Notes (a) the tender of which has been withdrawn in compliance with this Supplemental Indenture or (b) held by it during the continuance of an Event of Default (other than a default in the payment of the Change of Control Purchase Price with respect to such Notes).

                  In the event that the Company is required to make (or to follow procedures substantially similar to) a Fundamental Change Offer, the Company will comply with all applicable tender offer rules including Rule 14e-1 under the Exchange Act, to the extent applicable.

S 2.8.   Events of Default.

                  With respect to the Notes issued under this Supplemental Indenture, Section 5.1 of the Indenture is hereby replaced in its entirety as follows:

                  An "Event of Default" occurs with respect to the Notes if:

                           (1) the Company defaults in the payment of any
                  principal of such series of Notes when the same becomes due and payable at maturity, upon acceleration or otherwise, whether or not such payment is prohibited by the provisions of
                  Article 15 of this Indenture;

                           (2) the Company defaults in the payment of any
                  interest on such series of Notes when the same becomes due and payable and the default continues for a period of 30 days, whether or not such payment is prohibited by the provisions of
                  Article 15 of this Indenture;

                           (3) the Company defaults in the observance or
                  performance of any other covenant in such series of Notes or this Indenture for 60 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of such series of Notes (including the Additional Notes, if any) then outstanding;

                           (4) the Company fails to pay when due principal,
                  interest or premium aggregating $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of any such Indebtedness which default shall not be cured or waived, or such acceleration shall not be rescinded or annulled, within ten days after written notice as provided in this Indenture;

                           (5) a court of competent jurisdiction enters a final
                  judgment or judgments for the payment of money in excess of $10,000,000 against the Company or any Restricted Subsidiary and such judgment remains undischarged for a period of 60 consecutive days during which a stay of enforcement of such judgment shall not be in effect;

                           (6) the Company, or any Restricted Subsidiary with
                  liabilities of greater than $10,000,000 under GAAP as of the date of the event described in this clause (6), pursuant to or within the meaning of any Bankruptcy Law:

                                            (A)      commences a voluntary case,

                                            (B)      consents to the entry of an
                                                     order for relief against it
                                                     in an involuntary case,

                                            (C)      consents to the appointment
                                                     of a Custodian of it or for
                                                     all or substantially all of
                                                     its property, or

                                            (D)      makes a general assignment
                                                     for the benefit of its
                                                     creditors;

                           (7) a court of competent jurisdiction enters an order
                  or decree under any Bankruptcy Law that:

                                            (A)      is for relief against the
                                                     Company, or any Restricted
                                                     Subsidiary with liabilities
                                                     of greater than $10,000,000
                                                     under GAAP as of the
                                                     effective date of such
                                                     order or decree, in an
                                                     involuntary case,

                                            (B)      appoints a Custodian of the
                                                     Company, or any Restricted
                                                     Subsidiary with liabilities
                                                     of greater than $10,000,000
                                                     under GAAP as of the
                                                     effective date of such
                                                     order or decree, or for all
                                                     or substantially all of its
                                                     property, or

                                            (C)      orders the liquidation of
                                                     the Company, or any
                                                     Restricted Subsidiary with
                                                     liabilities of greater than
                                                     $10,000,000 under GAAP as
                                                     of the effective date of
                                                     such order or decree, and
                                                     the order or decree remains
                                                     unstayed and in effect for
                                                     60 days.

                  A Default under clauses (3) and (4) is not an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of a series of Notes notifies the Company and the Trustee, of the Default and the Company does not cure the Default within (a) 60 days after receipt of such notice in the case of a Default under clause (3) and
(b) 10 days after receipt of such notice in the case of a Default under clause
(4). The notice must specify the Default, demand that it be remedied and state that the notice is a "Notice of Default." If the Holders of at least 25% in principal amount of a series of outstanding Notes request the Trustee to give such notice on their behalf, the Trustee shall do so.

S 2.9.   Acceleration.

                  With respect to the Notes issued under this Supplemental Indenture, Section 5.2 of the Indenture is hereby replaced in its entirety as follows:

                  If an Event of Default with respect to the Notes (other than an Event of Default specified in Section 2.8(6) or (7) of this Supplemental Indenture) occurs and is continuing, the Trustee by notice to the Company, or the Holders of not less than 25% in aggregate principal amount of the Notes affected thereby then outstanding may declare to be immediately due and payable, subject to the provisions of
         Article 15 of this Indenture, the principal amount of the Notes then outstanding plus accrued but unpaid interest to the date of acceleration; provided, however, that after such acceleration but before a judgment or decree based on such acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee and the Company may rescind and annul such acceleration and its consequences if all existing Events of Default, other than the nonpayment of accelerated principal or interest, have been cured or waived. In case an Event of Default specified in Section 2.8(6) or (7) of the Supplemental Indenture occurs, such amount with respect to all of the Notes shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders of the Notes.

S 2.10.  Mergers and Consolidations.

                  With respect to the Notes issued under this Supplemental Indenture, Section 8.1 of the Indenture is replaced in its entirety as follows:

                           The Company may not consolidate with, merge with or into, or transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) the Company shall be the continuing Person, or the Person (if other than the Company) formed by such consolidation or into which the Company is merged or to which the properties and assets of the Company are transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Notes and this Indenture, and the obligations under this Indenture shall remain in full force and effect; and (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

                           In connection with any consolidation, merger or transfer contemplated by this Section 8.1, the Company shall deliver, or cause to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this Section 8.1 and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

S 2.11.  Supplemental Indentures.

                  With respect to the Notes issued under this Supplemental Indenture, the following Section supplements Article 9 of the Indenture:

                  S9.7     Revocation and Effect of Consents.

                           Until an amendment, supplement, waiver or other action becomes effective, a consent to it by a Holder of a Note is a continuing consent conclusive and binding upon such Holder and every subsequent Holder of the same Note or portion thereof, and of any Note issued upon the transfer thereof or in exchange therefor or in place thereof, even if notation of the consent is not made on any such Note. Any such Holder or subsequent Holder, however, may revoke the consent as to his Note or portion of a Note, if the Trustee receives the notice of revocation before the date the amendment, supplement, waiver or other action becomes effective.

                           The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement, or waiver. If a record date is fixed, then, notwithstanding the preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only such Persons, shall be entitled to consent to such amendment, supplement, or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date unless the consent of the requisite number of Holders has been obtained.

                           After an amendment, supplement, waiver or other action becomes effective, it shall bind every Noteholder, unless it makes a change described in any of clauses (1) through (4) of Section
         9.2 of the Indenture. In that case the amendment, supplement, waiver or other action shall bind each Holder of a Note who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note.

S 2.12.  Covenants.

                  With respect to the Notes issued under this Supplemental Indenture,

                  (1) references in the Indenture to the following sections are modified as follows:

         Reference in the Indenture to:                            Refers to:
         -----------------------------                             ---------
         Section 10.1 of the Indenture              Section 10.1 of the Supplemental Indenture
         Section 10.2 of the Indenture              Not applicable
         Section 10.5 of the Indenture              Section 10.7 of the Supplemental Indenture
         Section 10.7 of the Indenture              Section 10.3 of the Supplemental Indenture
         Section 10.8 of the Indenture              Section 10.5 of the Supplemental Indenture


                  and (2) Article 10 of the Indenture is hereby replaced in its entirety as follows:

                                   ARTICLE 10

                                    COVENANTS

         S 10.1   Payment of Notes.

                           The Company shall pay the principal of and all interest on the Notes on the dates and in the manner provided in the Notes and this Supplemental Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds on that date money designated for and sufficient to pay such installment.

                           The Company will pay interest on overdue principal (including post-petition interest in a proceeding under any Bankruptcy
         Law) and on overdue interest, to the extent lawful, at the rate borne by the Notes.

         S 10.2   SEC Reports.

                           The Company shall file with the Trustee, within 15 days after it files with the SEC, copies of the annual reports and of the other information, documents and reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe), if any, which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended. The Company shall also comply with the other provisions of TIA S 314(a).

         S 10.3   Waiver of Stay, Extension or Usury Laws.

                           The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Supplemental Indenture; and (to the extent that it may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

         S 10.4   Reports to Holders.

                           The Company will send to the Trustee and to Noteholders, within 15 days after the filing thereof with the SEC, copies of its annual reports on Form 10-K, its Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K; provided, however, that notwithstanding any event which results in the Company being relieved of its obligation to file information, documents and reports with the SEC pursuant to Sections 13 or 15(d) of the Exchange Act, the Company shall nevertheless continue, so long as any Note remains outstanding and unpaid, to file with the SEC (at such time as it would be required to file such reports under the Exchange Act), and to send to the Trustee and Noteholders (within 15 days thereafter), quarterly and annual reports and information, documents and other reports substantially equivalent to those it would have been obligated to file if it had remained subject to such sections of the Exchange Act.

         S 10.5   Money for Securities Payments to Be Held in Trust.

                           If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of (and premium, if any) or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal (and premium, if any) or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                           Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of (and premium, if any) or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay the principal (and premium, if any) or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure to so act.

                           The Company will cause each Paying Agent for any series of Securities (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                                    (i) hold all sums held by it for the payment
                           of the principal of (and premium, if any) or interest on Securities of that series in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                                    (ii) give the Trustee notice of any default
                           by the Company (or any other obligor upon the Securities of that series) in the making of any payment of principal (and premium, if any) or interest on the Securities of that series; and

                                    (iii) at any time during the continuance of
                           any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                           The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                           Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) or interest on any security of any series and remaining unclaimed for two years after such principal (and premium, if any) or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, unless an abandoned property law designates another Person, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee of such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in New York, New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

         S 10.6   Notice of Defaults Or Events of Default.

                           In the event that any Default or Event of Default shall occur and be continuing, the Company will, within 10 days of the occurrence thereof, give written notice of such Default or Event of Default to the Trustee.

         S 10.7   Compliance Certificates.

                           The Company shall deliver to the Trustee on or before 105 days after the end of its fiscal year and on or before 50 days after the end of its second fiscal quarter in each year an Officers' Certificate stating whether or not the signers know of any Default or Event of Default. If they do know of such a Default or Event of Default, the certificate shall describe such Default or Event of Default and the efforts to remedy or obtain a waiver of the same.

S 2.13.  Defeasance and Covenant Defeasance.

                  With respect to the Notes issued under this Supplemental Indenture, both Section 13.1 and Section 13.2 shall be inapplicable to the Notes.

S 2.14.  Subordination.

                  With respect to the Notes issued under this Supplemental Indenture, Article 15 of the Indenture is hereby replaced in its entirety as follows:

                                   ARTICLE 15

                                  SUBORDINATION

                  S 15.1 Agreement to Subordinate and Ranking.

                           The Company, for itself and its successors, and each Holder, by its acceptance of Notes, agree that the payment of the principal of or interest on or any other amounts due on the Notes is subordinated in right of payment, to the extent and in the manner stated in this Article 15, to the prior payment in full of all existing and future Senior Debt. The Notes shall rank pari passu with, and shall not be senior in right of payment to such other Indebtedness of the Company whether outstanding on the date of this Indenture or hereafter created, incurred, issued or Guaranteed by the Company, where the instrument creating or evidencing such Indebtedness expressly provides that such Indebtedness ranks pari passu with the Notes.

                           The Notes shall rank pari passu with the Company's 6%
Convertible Subordinated Notes due 2006.

                  S 15.2   No Payment on Notes if Designated Senior Debt in
Default.

                           Anything in this Indenture to the contrary notwithstanding, no payment on account of principal of or redemption of, interest on or other amounts due on the Notes, and no redemption, purchase, or other acquisition of the Notes, shall be made by or on behalf of the Company, except payments comprised solely of Permitted Junior Securities, if (i) a default in the payment of Designated Senior Debt occurs and is continuing beyond any applicable period of grace (a "Payment Default"), or (ii) a default other than a Payment Default on any Designated Senior Debt occurs and is continuing that permits the holders of Designated Senior Debt to accelerate its maturity, and the trustee receives notice of such default (a "Payment Blockage Notice") from the Company or from any holders of Designated Senior Debt or such Holder's representative (a "Non-Payment Default"), but only for the period (the "Payment Blockage Period") commencing on the date of receipt of the Payment Blockage Notice and ending (unless earlier terminated by notice given to the Trustee by the holders of such Designated Senior Debt) (a) in the case of a Payment Default, upon the date on which such Payment Default is cured or waived or ceases to exist, and (b) in the case of a Non-Payment Default, the earliest of the date on which such Non-Payment Default is cured or waived or ceases to exist or 180 days from the date notice is received, if the maturity of the Designated Senior Debt has not been accelerated. Upon termination of the Payment Blockage Period, payments on account of principal of or interest on the Notes (other than, subject to Section
         15.3 hereof, amounts due and payable by reason of the acceleration of the maturity of the Notes) and redemptions, purchases or other acquisitions shall be made by or on behalf of the Company. Notwithstanding anything herein to the contrary, (a) only one Payment Blockage Notice may be given with respect to the same Non-Payment Default or any other Non-Payment Default on the same issue of Designated Senior Debt existing or continuing at the time of such Payment Blockage Notice may be given and (b) no new Payment Blockage Period may be commenced by the holder or holders of Designated Senior Debt or their representative or representatives, unless 360 consecutive days have elapsed since the initial effectiveness of the immediately preceding Payment Blockage Notice.

                           In the event that, notwithstanding the provisions of this Section 15.2, payments are made by or on behalf of the Company in contravention of the provisions of this Section 15.2, such payments shall be held by the Trustee, any Paying Agent or the holders, as applicable, in trust for the benefit of, and shall be paid over to and delivered to, the holders of Senior Debt or their representative or the trustee under the indenture or other agreement (if any), pursuant to which any instruments evidencing any Senior Debt may have been issued for application to the payment of all Senior Debt ratably according to the aggregate amounts remaining unpaid to the extent necessary to pay all Senior Debt in full in accordance with the terms of such Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.

                           The Company shall give prompt written notice to the Trustee and any Paying Agent of any default or event of default under any Senior Debt or under any agreement pursuant to which any Senior Debt may have been issued.

                  S 15.3   Distribution on Acceleration of Notes; Dissolution
and Reorganization; Subrogation of Notes.

                           (a) If the Notes are declared due and payable because of the occurrence of an Event of Default, the Company or the Trustee shall give prompt written notice to the holders of all Senior Debt or to the trustee(s) for such Senior Debt of such acceleration.

                           (b) Upon (i) any acceleration of the principal amount due on the Notes because of an Event of Default or (ii) any distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company (whether in bankruptcy, insolvency or receivership proceedings or upon an assignment for the benefit of creditors or any other dissolution, winding up, liquidation or reorganization of the Company):

                           (1) the holders of all Senior Debt shall first be
                  entitled to receive payment in full of the principal thereof, the interest thereon and any other amounts due thereon before the Holders are entitled to receive payment on account of the principal of or interest on or any other amounts due on the Notes, except payments comprised solely of Permitted Junior Securities;

                           (2) any payment or distribution of assets of the
                  Company of any kind or character, whether in cash, property or securities (other than Permitted Junior Securities), to which the holders or the Trustee would be entitled except for the provisions of this Article 15, shall be paid by the liquidating trustee or agent or other Person making such a payment or distribution, directly to the holders of Senior Debt (or their representatives(s) or trustee(s) acting on their behalf), ratably according to the aggregate amounts remaining unpaid on account of the principal of or interest on and other amounts due on the Senior Debt held or represented by each, to the extent necessary to make payment in full of all Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt; and

                           (3) in the event that, notwithstanding the foregoing,
                  any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than payments comprised solely of Permitted Junior Securities), shall be received by the Trustee or the holders before all Senior Debt is paid in full, such payment or distribution shall be held in trust for the benefit of, and be paid over to upon request by a holder of the Senior Debt, the holders of the Senior Debt remaining unpaid (or their representatives) or trustee(s) acting on their behalf, ratably as aforesaid, for application to the payment of such Senior Debt until all such Senior Debt shall have been paid in full, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

                           Subject to the payment in full of all Senior Debt, the Holders shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal of and interest on the Notes shall be paid in full and, for purposes of such subrogation, no such payments or distributions to the holders of Senior Debt of cash, property or securities which otherwise would have been payable or distributable to Holders shall, as between the Company, its creditors other than the holders of Senior Debt, and the Holders, be deemed to be a payment by the Company to or on account of the Senior Debt, it being understood that the provisions of this
         Article 15 are and are intended solely for the purpose of defining the relative rights of the Holders, on the one hand, and the holders of Senior Debt, on the other hand.

                           Nothing contained in this Article 15 or elsewhere in this Indenture or in the Notes is intended to or shall (i) impair, as between the Company and its creditors other than the holders of Senior Debt, the obligation of the Company, which is absolute and unconditional, to pay to the Holders the principal of and interest on the Notes as and when the same shall become due and payable in accordance with the terms of the Notes or is intended to or (ii) affect the relative rights of the Holders and creditors of the Company other than holders of Senior Debt or, as between the Company and the Trustee, the obligations of the Company to the Trustee, or (iii) prevent the Trustee or the Holders from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article 15 of the holders of Senior Debt in respect of cash, property and securities of the Company received upon the exercise of any such remedy.

                           Upon distribution of assets of the Company referred to in this Article 15, the Trustee, subject to the provisions of Sections 6.1 and 6.2 of this Indenture, and the Holders shall be entitled to rely upon a certificate of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 15. The Trustee, however, shall not be deemed to owe any fiduciary duty to the holders of Senior Debt. Nothing contained in this Article 15 or elsewhere in this Indenture, or in any of the Notes, shall prevent the good faith application by the Trustee of any moneys which were deposited with it hereunder, prior to its receipt of written notice of facts which would prohibit such application, for the purpose of the payment of or on account of the principal of or interest on, the Notes unless, prior to the date on which such application is made by the Trustee, the Trustee shall be charged with notice under Section 15.3(d) hereof of the facts which would prohibit the making of such application.

                           (c) The provisions of this Article 15 shall not be applicable to any cash, properties or securities received by the Trustee or by any Holder when received as a holder of Senior Debt and nothing in Section 6.13 hereof or elsewhere in this Indenture shall deprive the Trustee or such Holder of any of its rights as such holder.

                           (d) The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment of money to or by the Trustee in respect of the Notes pursuant to the provisions of this Article 15. The Trustee, subject to the provisions of Sections 6.1 and 6.2 hereof, shall be entitled to assume that no such fact exists unless the Company or any holder of Senior Debt or any trustee therefor has given such notice to the Trustee. Notwithstanding the provisions of this Article 15 or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any fact which would prohibit the making of any payment of monies to or by the Trustee in respect of the Notes pursuant to the provisions in this Article 15, unless, and until three Business Days after, the Trustee shall have received written notice thereof from the Company or any Holder or holders of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Sections 6.1 and 6.2 hereof, shall be entitled in all respects conclusively to assume that no such facts exist; provided that if on a date not less than three Business Days immediately preceding the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the principal of or interest on any Note), the Trustee shall not have received with respect to such monies the notice provided for in this Section 15.3(d), than anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such prior date.

                           The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Senior Debt (or a trustee on behalf of any such holder or holders). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this
         Article 15, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 15, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment; nor shall the Trustee be charged with knowledge of the curing or waiving of any default of the character specified in Section 15.2 hereof or that any event or any condition preventing any payment in respect of the Notes shall have ceased to exist, unless and until the Trustee shall have received an Officers' Certificate to such effect.

                           (e) The provisions of this Section 15.3 applicable to the Trustee shall also apply to any Paying Agent for the Company.

                  S 15.4   Reliance by Senior Debt on Subordination Provisions.

                           Each Holder of any Note by his acceptance thereof acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration for each holder of any Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt. Notice of any default in the payment of any Senior Debt, except as expressly stated in this Article 15, and notice of acceptance of the provisions hereof are hereby expressly waived. Except as otherwise expressly provided herein, no waiver, forbearance or release by any holder of Senior Debt under such Senior Debt or under this Article 15 shall constitute a release of any of the obligations or liabilities of the Trustee or Holders of the Notes provided in this Article 15.

                  S 15.5   No Waiver of Subordination Provisions.

                           Except as otherwise expressly provided herein, no right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                           Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of, or notice to, the Trustee or the Holders of the Notes, without incurring responsibility to the Holders of the Notes and without impairing or releasing the subordination provided in this Article 15 or the obligations hereunder of the Holders of the Notes to the holders of Senior Debt, do any one or more of the following: (i) change the manner, place or terms of payment of, or renew or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (ii) sell, exchange, release or otherwise dispose of any property pledged, mortgaged or otherwise securing Senior Debt; (iii) release any Person liable in any manner for the collection of Senior Debt; and (iv) exercise or refrain from exercising any rights against the Company or any other Person.

                  S 15.6   Trustee's Relation to Senior Debt.

                           The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 15 in respect of any Senior Debt at any time held by it, to the same extent as any holder of Senior Debt, and nothing in Section 6.13 hereof or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

                           With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligation, as are specifically set forth in this Article 15, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Senior Debt but shall have only such obligations to such holders as are expressly set forth in this Article 15.

                           Each Holder of a Note by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article 15 and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up or liquidation or reorganization under any applicable bankruptcy law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of such Holder's Notes in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt in the form required in such proceedings prior to 30 days before the expiration of the time to file such claims or proofs, then any Holder or holders of Senior Debt or their representative or representatives shall have the right to demand, sue for, collect, receive and receipt for the payments and distributions in respect of the Notes which are required to be paid or delivered to the holders of Senior Debt as provided in this Article 15 and to file and prove all claims therefore and to take all such other action in the name of the holders or otherwise, as such holders of Senior Debt or representative thereof may determine to be necessary or appropriate for the enforcement of the provisions of this Article 15.

                  S 15.7   Other Provisions Subject Hereto.

                           Expect as expressly stated in this Article 15, notwithstanding anything contained in this Indenture to the contrary, all the provisions of this Indenture and the Notes are subject to the provisions of this Article 15. However, nothing in this Article 15 shall apply to or adversely affect the claims of, or payment, to, the Trustee pursuant to Section 6.7 hereof. Notwithstanding the foregoing, the failure to make a payment on account of principal of or interest on the Notes by reason of any provision of this Article 15 shall not be construed as preventing the occurrence of an Event of Default under
         Section 5.1 hereof.


                                    ARTICLE 3

                                  MISCELLANEOUS

S 3.1.   Effect of Headings.

                  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

S 3.2.   Successors and Assigns.

                  All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

S 3.3.   Separability Clause.

                  In case any provision in this Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

S 3.4.   Governing Law.

                  This Supplemental Indenture and the Notes created hereby shall be governed by and construed in accordance with the laws of the State of New York without giving effect to any conflicts of law provisions (other than Section 5-1401 of the New York General Obligations Law) that might cause this Supplemental Indenture and the Notes to be governed by or construed or enforced in accordance with the laws of any other jurisdiction.


           [The rest of this page has been intentionally left blank.]

                             Supplemental Indenture


                  IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture to be duly executed, and attested, all as of the date and year first written above.

                                          ADELPHIA COMMUNICATIONS CORPORATION


                                               By: /s/ James Brown
                                                   Name: James Brown
                                                   Title: Vice President

                             Supplemental Indenture



                                            THE BANK OF NEW YORK, as Trustee


                                               By: /s/ Paul Schmalzel
                                                   Name: Paul  Schmalzel
                                                   Title: Vice President

                                    Exhibit A


--------------------------------------------------------------------------------





--------------------------------------------------------------------------------


                                 [Face of Note]
                  3.25% Convertible Subordinated Notes due 2021

CUSIP No. 006848 BH 7                                         $_______________



                       ADELPHIA COMMUNICATIONS CORPORATION

promises to pay to Cede & Co. or registered assigns, the principal sum of ___________________ Dollars on May 1, 2021.

                  Interest Payment Dates:  May 1 and November 1

                  Record Dates:  April 15 and October 15

                  Dated:  April 25, 2001


                                     ADELPHIA COMMUNICATIONS CORPORATION


                                        By:
                                            ----------------------------------
                                            Name:
                                            Title:

                                                       (SEAL)

This is one of the Notes referred to in the within- mentioned Indenture:

THE BANK OF NEW YORK,
as Trustee


By:
    ------------------------------------------------
      Authorized Signature

                                 [Back of Note]
                  3.25% Convertible Subordinated Notes due 2021

                  [INSERT IN GLOBAL NOTES] [This Security is in global form within the meaning of the Indenture hereinafter referred to and is registered in the name of a Common Depositary or a U.S. Depositary. Unless and until it is exchanged in whole or in part for Securities in certificated form, this Security may not be transferred except as a whole by the Common Depositary or a U.S. Depositary or by a nominee of the Common Depositary or a nominee of the U.S. Depositary as the case may be.]

                  Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the U.S. Depository to a nominee of the U.S. Depository or by a nominee of the U.S. Depository to the U.S. Depository or another nominee of the U.S. Depository or by the U.S. Depository or any such nominee to a successor U.S. Depository or a nominee of such successor U.S. Depository. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) ("DTC"), to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as may be requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as may be requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

                  1. INTEREST. Adelphia Communications Corporation, a Delaware corporation (the "Company") promises to pay interest on the principal amount of this Note at 3.25% per annum from April 25, 2001 until May 1, 2021. The Company shall pay interest, semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be November 1, 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal from time to time on demand at a rate equal to the per annum rate on the Notes then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

                  2. METHOD OF PAYMENT. The Company shall make payments in respect of the Notes represented by the Global Notes (including principal and interest) by wire transfer of immediately available funds to the accounts specified by the Note Custodian. With respect to Notes issued in definitive form, the Company shall make all payments of principal and interest by mailing a check to each such Holder's registered address, provided that all payments with respect to Notes having an aggregate principal amount of $100,000 or more, the Holders of which have given wire transfer instructions to the Company at least ten business days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof. The Notes represented by the Global Notes are expected to be eligible to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in the Definitive Notes also will be settled in immediately available funds.

                  3. PAYING AGENT AND SECURITY REGISTRAR. Initially,The Bank of New York, the Trustee under the Indenture, will act as Paying Agent, Conversion Agent and Security Registrar. The Notes may be presented for registration of transfer and exchange at the offices of the Security Registrar. The Company may change any Paying Agent, Conversion Agent or Security Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

                  4. INDENTURE. The Company issued the Notes under an Indenture, dated as of January 23, 2001 (the "Base Indenture"), as supplemented by a Second Supplemental Indenture, dated as of April 25, 2001 (the "Supplemental Indenture" and, together with the Base Indenture, the "Indenture"), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code SS 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. The Notes issued under the Indenture are subordinated unsecured obligations of the Company limited to $575,000,000 in aggregate principal amount.

                  5.       OPTIONAL REDEMPTION.

                  At any time on or after May 3, 2005, the Company may redeem any portion of the Notes, in whole or in part, on at least 30 days, but no more than 60 days' notice at 100% of the principal amount of the Notes plus accrued and unpaid interest to, but excluding the redemption date.

                  In the event the Company redeems less than all of the outstanding Notes, the Notes to be redeemed shall be selected by the Trustee in accordance with Section 11.3 of the Indenture. In the event a portion of an outstanding Note is selected for redemption and such Note is converted in part after such selection, the converted portion of such Note shall be deemed (so far as may be) to be the portion to be selected for redemption in accordance with
Section 11.3 of the Indenture. The Company may not give notice of any redemption if the Company has defaulted in payment of interest and the default is continuing.

                  6.       NOTICE OF REDEMPTION.

                  Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of the Notes to be redeemed at such Holder's address of record. The Notes in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. In the event of a redemption of less than all of the Notes, the Notes will be chosen for redemption by the Trustee in accordance with the Indenture. On and after the redemption date, interest ceases to accrue on the Notes or portions of them called for redemption.

                  If this Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest will be paid to the Person in whose name this Note is registered at the close of business on such Record Date.

                  7. MANDATORY REDEMPTION. Except as set forth in paragraph 8 below, the Company shall not be required to make mandatory redemption payments with respect to the Notes. There are no sinking fund payments with respect to the Notes.

                  8. REPURCHASE AT OPTION OF HOLDER. Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the Notes held by such Holder on May 1, 2003, May 1, 2005, May 1, 2007, May 1, 2011 or May 1, 2016 (each, a "Purchase Date") at a Purchase Price in cash of 100% of the principal amount of the Notes (plus accrued and unpaid interest on the Notes to, but excluding, the applicable Purchase Date) or, except for the Purchase Date on May 1, 2003, in shares of Class A Common Stock valued at 97.5% of the Market Price, upon delivery of a Purchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Purchase Date until the close of business on such Purchase Date and upon delivery of the Notes to the Paying Agent by the Holder as set forth in the Indenture.

                  The Purchase Price, plus any accrued and unpaid interest to, but excluding, the Purchase Date, for all Notes purchased on May 1, 2003 will be paid in cash but on the later four Purchase Dates it may be paid, at the option of the Company, in cash or shares of Class A Common Stock or any combination thereof.

                  Within 10 days of the occurrence of a Fundamental Change the Company shall notify the Trustee and each Holder in writing of such occurrence and shall make an offer to purchase (the "Fundamental Change Offer") all or any part of each Holder's Notes at a purchase price equal to 100% of the principal amount thereof plus any accrued and unpaid interest thereon to the purchase date, which shall be a Business Day no later than 30 Business Days after the date of the notice of the Fundamental Change (the "Fundamental Change Payment Date"). Such right to require the repurchase of Notes shall not continue after discharge of the Company from its obligations with respect to the Notes. The Board of Directors of the Company may not waive this provision.

                  9. SUBORDINATION. The payment of the principal of, interest on or any other amounts due on the Notes is subordinated in right of payment to all existing and future Senior Debt of the Company, as described in the Indenture. Each Holder, by accepting a Note, agrees to such subordination and authorizes and directs the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee as its attorney-in-fact for such purpose.

                  10. CONVERSION. The holder of any Note has the right, exercisable at any time after the original issuance of the Note and before the close of business (New York time) on the Business Day immediately preceding the date of the Note's maturity, to convert the principal amount thereof (or any portion thereof that is an integral multiple of $1,000) into shares of Class A Common Stock at the initial Conversion Price of $43.758 per share, subject to adjustment under certain circumstances as set forth in the Indenture, except that if a Note is called for redemption, the conversion right will terminate at the close of business on the Business Day immediately preceding the date fixed for redemption (unless the Company shall default in making the redemption payment when it becomes due, in which case the conversion right shall terminate on the date such default is cured).

                  To convert a Note, a holder must (1) complete and sign a conversion notice substantially in the form set forth below, (2) surrender the Note to a Conversion Agent, (3) furnish appropriate endorsements or transfer documents if required by the Registrar or Conversion Agent and (4) pay any transfer or similar tax, if required. No payment or other adjustment for accrued interest or dividends on any Class A Common Stock issued upon conversion of the Notes. If any Notes are converted during any period after any Record Date for the payment of an installment of interest but before the next Interest Payment Date, interest for such notes will be paid on the next Interest Payment Date, notwithstanding such conversion, to the Holders of such Notes. Any Notes that are, however, delivered to the Company for conversion after any Record Date but before the next Interest Payment Date must, except as described in the next sentence, be accompanied by a payment equal to the interest payable on such Interest Payment Date on the principal amount of Notes being converted. The payment to the Company described in the preceding sentence shall not be required if, during that period between a Record Date and the next Interest Payment Date, a conversion occurs on or after the date that the Company has issued a redemption notice and prior to the date of redemption stated in such notice. No fractional shares will be issued upon conversion, but a cash adjustment will be made for any fractional shares.

                  A Note in respect of which a Holder has delivered an "Option of Holder to Elect Purchase" form appearing below exercising the option of such Holder to require the Company to purchase such Note may be converted only if the notice of exercise is withdrawn as provided above and in accordance with the terms of the Indenture. The above description of conversion of the Notes is qualified by reference to, and is subject in its entirety by, the more complete description thereof contained in the Indenture.

                  11.      DENOMINATIONS,   TRANSFER,   EXCHANGE.  The  Notes
are in registered form without coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture.

                  12. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

                  13. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture with respect to the Notes or the Notes may be amended or supplemented with the written consent of the Holders of a majority in principal amount of the Initial Notes and Additional Notes, if any, voting as a single class, and any existing default or compliance with any provision of the Indenture with respect to the Notes or the Notes may be waived with the consent of the Holders of a majority in principal amount of the Initial Notes and Additional Notes, if any, voting as a single class. Without the consent of any Holder of the Notes, the Indenture with respect to the Notes or the Notes may be amended or supplemented to, in addition to other events more fully described in the Indenture, cure any ambiguity, defect or inconsistency, to establish the form or terms of the Notes as permitted by Sections 2.1 and 3.1 of the Indenture, to evidence the succession of another corporation to the Company and the assumption by any such successor of the covenants of the Company contained in the Indenture, to secure the Notes, to make any change that does not materially adversely affect the interests of any Holder under the Indenture, to qualify, or maintain the qualification of the Indenture under the Trust Indenture Act or to provide for the issuance of Additional Notes in accordance with the limitations set forth in the Indenture.

                  14. DEFAULTS AND REMEDIES. An Event of Default with respect to the Notes occurs if: (i) the Company defaults in the payment when due of any interest on, any such series of Notes and such default continues for a period of 30 days; (ii) the Company defaults in the payment of the principal of any such series of Notes at its maturity; (iii) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Notes for 60 days after written notice to the Company by the Trustee or the Holders of at least 25% in principal amount of such series of Notes then outstanding; (iv) the Company fails to pay when due principal, interest or premium aggregating $10,000,000 or more with respect to any Indebtedness of the Company or any Restricted Subsidiary, or the acceleration of any such Indebtedness which default shall not be cured or waived, or such acceleration shall not be rescinded or annulled, within 10 days after written notice; (v) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Restricted Subsidiaries and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such judgments exceeds $10,000,000; or (vi) the Company or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the date of the event described in this clause, pursuant to or within the meaning of Bankruptcy Law: (a) commences a voluntary case, (b) consents to the entry of an order for relief against it in an involuntary case, (c) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (d) makes a general assignment for the benefit of its creditors, (vii) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that: (a) is for relief against the Company, or any Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree in an involuntary case, (b) appoints a custodian of the Company, or any Restricted Subsidiary of Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree or for all or substantially all of its property or (c) orders the liquidation of the Company, or any Restricted Subsidiary with liabilities greater than $10,000,000 under GAAP as of the effective date of such order or decree; and the order or decree remains unstayed and in effect for 60 consecutive days. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding series of Notes (including Additional Notes, if any) may declare all of such Notes to be due and payable immediately. Notwithstanding the foregoing, in the case an Event of Default specified in clauses (6) or (7) of Section 5.1 of the Indenture occurs with respect to the Company, or a Restricted Subsidiary with liabilities of greater than $10,000,000 under GAAP as of the effective date of such order or decree, all outstanding series of Notes will become due and payable without further action or notice. Holders of such series of Notes may not enforce the Indenture with respect to such series of Notes or such series of Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding series of Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of such series of Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of not less than a majority in aggregate principal amount of the such series of Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture, except a continuing Default or Event of Default in the payment of the principal of or interest on, such series of Notes (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding series of Notes may rescind an acceleration and its consequence, including any related payment default) or a default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

                  The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required, upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default and what action the Company is taking or proposes to take thereto.

                  15. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

                  16. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability including any rights against any general partner of the Company in its capacity as general partner. The waiver and release are part of the consideration for the issuance of the Notes.

                  17. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

                  18. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

                  19. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

                  The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                           Adelphia Communications Corporation
                           One North Main Street
                           Coudersport, Pennsylvania 16915
                           Attention:  Colin H. Higgin, Esq.

                                 ASSIGNMENT FORM


To assign this Note, fill in the form below: (I) or (we) assign and transfer this Note to


                  (Insert assignee's soc. sec. or tax I.D. no.)








              (Print or type assignee's name, address and zip code)

and irrevocably appoint
                        --------------------------------------------------------
to transfer this Note on the books of the Company. The agent may substitute another to act for him.




Date:  __________

                                Your Signature:
                                                 -------------------------------
                                Sign exactly as your name appears on the face of this Note)

                       OPTION OF HOLDER TO ELECT PURCHASE


                  If you want to elect to have this Note purchased by the Company pursuant to Section 2.7 of the Supplemental Indenture, check the box below:

                                     Section 2.7

                  If you want to elect to have only part of the Note purchased by the Company pursuant to Section 2.7 of the Supplemental Indenture, state the amount you elect to have purchased: $________


Date:  __________               Your Signature:
                                                 -------------------------------
                                (Sign exactly as your name appears on the Note)

                                Tax Identification No.:
                                                         -----------------------

                               ELECTION TO CONVERT

To Adelphia Communications Corporation:

The undersigned owner of this Note hereby irrevocably exercises the option to convert this Note, or the portion below designated, into Class A Common Stock of Adelphia Communications Corporation in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If the shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.



Date:

                  in whole ___

    Portions of Note to be converted ($1,000 or integral multiples thereof):
                                                     $--------------



                                                     Signature


Please Print or Typewrite Name and Address, Including Zip Code, and Social Security or Other Identifying Number

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

Signature Guarantee:  *
                       ---------------------------------------------------------

SCHEDULE OF EXCHANGES OF NOTES*


                  The following exchanges of a part of this Global Note for other Notes have been made:
                                                                           Principal Amount of       Signature of
                           Amount of decrease    Amount of increase in      this Global Note       authorized office
                           in Principal Amount    Principal Amount of        following such       of Trustee or Note
    Date of Exchange       of this Global Note      this Global Note     decrease (or increase)        Custodian


----------------------------------------------------------------------------------------------------------------------


--------
*Signature must be guaranteed by a commercial bank, trust company or member firm of the New York Stock Exchange.


* This schedule should be included only if the Note is issued in global form.
